                                       FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              FBL FINANCIAL GROUP, INC.
                              --------------------------
                (Exact name of registrant as specified in its charter)

         Iowa                                         42-1411715
- --------------------------------------------------------------------------------
(State or other jurisdiction of             (IRS Employer Identification No.)
 incorporation or organization)

5400 University Avenue, West Des Moines, Iowa                50266
- --------------------------------------------------------------------------------
(Address of Principal Executive Offices)                   (Zip Code)

            IOWA FARM BUREAU AND AFFILIATED COMPANIES 401(k) SAVINGS PLAN
- --------------------------------------------------------------------------------
                               (full title of the plan)

      Stephen M. Morain, Esq., 5400 University Avenue, West Des Moines, IA 50266
- --------------------------------------------------------------------------------
                       (Name and address of agent for service)

                                     515-225-5410
- --------------------------------------------------------------------------------
            (Telephone number, including area code, of agent for service)

                                       COPY TO:

                                   DONALD J. BROWN

  FINANCIAL CENTER, 666 WALNUT STREET, SUITE 2500, DES MOINES, IOWA 50309-3993
- --------------------------------------------------------------------------------
                                  (Name and address)

                                    (515) 288-2500
- --------------------------------------------------------------------------------
                                  (Telephone number)

                           CALCULATION OF REGISTRATION FEE



- --------------------------------------------------------------------------------------------------------
                                                  Proposed             Proposed            Amount of
  Title of securities      Amount to be       maximum offering     maximum aggregate      registration
  to be registered          registered       price per unit (1)      offering price            fee
- --------------------------------------------------------------------------------------------------------
  Class A Common             115,000           $18.3125              $2,105,937.50           $727.00
  Stock of FBL               shares
  Financial Group,
  Inc. (2)
- --------------------------------------------------------------------------------------------------------

(1) Average of the high and low prices reported by the New York Stock Exchange on July 19, 1996.
(2) This registration statement also relates to an indeterminate number of interests in Iowa Farm Bureau and Affiliated Companies 401(k) Savings Plan, in which FBL Financial Group, Inc. is a participating employer, with respect to the rights of participants to direct investment in shares of Class A Common Stock of FBL Financial Group, Inc.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The purpose of this Registration Statement is to register Class A Common Stock of FBL Financial Group, Inc. and participations in the Iowa Farm Bureau and Affiliated Companies 401(k) Savings Plan, (the "Plan") permitting employees to direct the investment of their accounts in Class A Common Stock of FBL Financial Group, Inc. (the "Company") purchased in the open market. The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The documents listed in (a) through (c) below are incorporated by reference in the registration statement. All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

    (a) The Company's latest prospectus filed pursuant to Rule 424(b) dated July 19, 1996 and filed with the Commission on July 19, 1996 and the Plan's latest annual report for the year ended December 31, 1995, filed herewith as
Exhibit 99.1.

    (b)  Not Applicable.

    (c) The description of Common Stock contained in the Company's registration statement filed with the Commission on Form 8-A under Section 12 of the Exchange Act, on July 11, 1996, effective July 19, 1996, incorporated by reference to the Company's registration statement under the Securities Act of 1933 on Form S-1, file number 333-4332, effective July 18, 1996.

ITEM 4. DESCRIPTION OF SECURITIES.

    Incorporated by reference to Item 3(c).

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    None

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Sections 851 and 856 of the Iowa Business Corporation Act provide that a corporation has the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individuals' conduct was unlawful. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjusted to be liable to the corporation unless, and only to the extent that, a court determines that indemnification is proper under the circumstances.

    Article VIII of the Company's Restated Articles of Incorporation provide that the Company shall indemnify its directors to the fullest extent possible under the Iowa Business Corporation Act. Article V of the Company's Restated By-laws extends the same indemnity to its officers. Article VII of the Articles provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of the individual's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction in which the director derived an improper personal benefit, or
(iv) under the Iowa Business Corporation Act provisions relating to improper distributions.

    The Company maintains a directors' and officers' liability insurance policy to insure against losses arising from claims made against its directors and officers, subject to the limitations and conditions set forth in the policies.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

    4. Iowa Farm Bureau Federation and Affiliated Companies 401(k) Savings Plan as amended and restated effective January 1, 1996.

    5.1 Opinion of Davis, Brown, Koehn, Shors & Roberts, P.C. regarding the legality of the shares being registered.


         The Company has submitted the Plan to the Internal Revenue Service and hereby undertakes to submit any amendment thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to qualify and continue the qualification of the Plan.


   23.1  Consent of Ernst & Young LLP dated July 15, 1996.

   23.2 Consent of Davis, Brown, Koehn, Shors & Roberts, P.C. (contained in opinion filed as Exhibit 5.1).

   24.   Powers of Attorney (contained on signature pages hereto).

   99.1 Iowa Farm Bureau Federation and Affiliated Companies 401(k) Savings Plan Financial Statements and Schedules for years ended December 31, 1995 and 1994.

ITEM 9. UNDERTAKINGS.

    The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on July 19, 1996.

                             FBL Financial Group, Inc.


                             By:   /s/ Edward M. Wiederstein
                                  -----------------------------------------
                                       Edward M. Wiederstein
                                       CHAIRMAN OF THE BOARD

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated. Each of the undersigned directors and officers of FBL Financial Group, Inc. (the "Company"), do hereby constitute and appoint Edward M. Weiderstein, or Thomas
R. Gibson, or Stephen M. Morain, or Eugene R. Maahs, or any of them, our true and lawful attorneys and agents to sign an amendment to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission, and to do any and all acts and things and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with such Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) thereto; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them shall do or cause to be done by virtue of this power of attorney.

    Executed below by the following persons in the capacities and on the dates indicated:

    SIGNATURE                  TITLE                                   DATE
    ---------                  -----                                   ----

                          Executive Vice President,
/s/ Thomas R. Gibson      General Manager, Chief                  July 19, 1996
- ----------------------    Executive Officer, and Director
Thomas R. Gibson          (Principal Executive Officers)


/s/ James W. Noyce        Vice President, Chief Financial
- ----------------------    Officer (Principal Financial and        July 19, 1996
James W. Noyce            Accounting Officer)


/s/ Edward M. Wiederstein
- ----------------------    Chairman of the Board and
Edward M. Wiederstein     Director                                July 19, 1996


/s/ Eugene R. Maahs       Senior Vice President,
- ----------------------    Secretary, Treasurer and                July 19, 1996
Eugene R. Maahs           Director



/s/ Stephen M. Morain
- ----------------------    Senior Vice President, General
Stephen M. Morain         Counsel and Director                    July 19, 1996

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following person or persons in the capacities and on the dates indicated. Each of the undersigned directors and officers of FBL Financial Group, Inc. (the "Company"), do hereby constitute and appoint Edward M. Wiederstein, or Thomas R. Gibson, or Stephen M. Morain, or Eugene R. Maahs, or any of them, our true and lawful attorneys and agents to sign an amendment to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission, and to do any and all acts and things and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with such Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) thereto; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them shall do or cause to be done by virtue of this power of attorney.

    Executed below by the following persons in the capacities and on the dates indicated:

      SIGNATURE                         TITLE                        DATE
      ---------                         -----                        ----

/s/ V. Thomas Geary
- ----------------------       First Vice Chair and Director       July 19, 1996
V. Thomas Geary

/s/ Roger Bill Mitchell
- ----------------------       Second Vice Chair and               July 19, 1996
Roger Bill Mitchell          Director

/s/ Jerry L. Chicoine
- ----------------------       Director                            July 19, 1996
Jerry L. Chicoine

/s/ Al Christopherson
- ----------------------       Director                            July 19, 1996
Al Christopherson

/s/ John W. Creer
- ----------------------       Director                            July 19, 1996
John W. Creer


/s/ Kenny J. Evans
- ----------------------       Director                            July 19, 1996
Kenny J. Evans

/s/ Gary Hall
- ----------------------       Director                            July 19, 1996
Gary Hall

/s/ Karen J. Henry
- ----------------------       Director                            July 19, 1996
Karen J. Henry

/s/ Richard Kjerstad
- ----------------------       Director                            July 19, 1996
Richard Kjerstad

/s/ David L. McClure
- ----------------------       Director                            July 19, 1996
David L. McClure

/s/ H. Eldon Merklin
- ----------------------       Director                            July 19, 1996
H. Eldon Merklin

/s/ Bryce P. Neidig
- ----------------------       Director                            July 19, 1996
Bryce P. Neidig

/s/ Howard D. Poulson
- ----------------------       Director                            July 19, 1996
Howard D. Poulson


/s/ Howard G. Schmid
- ----------------------       Director                            July 19, 1996
Howard G. Schmid

/s/ John J. Van Sweden
- ----------------------       Director                            July 19, 1996
John J. Van Sweden

/s/ John E. Walker
- ----------------------       Director                            July 19, 1996
John E. Walker

    The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19 day of July, 1996.


                                  /s/ Edward M. Wiederstein
                                  -------------------------------------
                                      Edward M. Wiederstein, Trustee

                                  /s/ Eugene R. Maahs
                                  --------------------------------------
                                      Eugene R. Maahs, Trustee

                                  IOWA FARM BUREAU FEDERATION AND AFFILIATED
                                  COMPANIES 401(k) SAVINGS PLAN

                                  By:  Iowa Farm Bureau Federation
                                       (Administrator of the Plan)

                                  By:  /s/ Edward M. Wiederstein
                                      ----------------------------------
                                       Edward M. Wiederstein, President


                                  By:  /s/ Eugene R. Maahs
                                      ----------------------------------
                                       Eugene R. Maahs, Secretary and
                                       Treasurer

                               EXHIBIT INDEX

Exhibit                                                                   Page
                                                                         Number

4.    Iowa Farm Bureau Federation and Affiliated Companies 401(k)
      Savings Plan as amended and restated effective January 1, 1996.

5.1 Opinion of Davis, Brown, Koehn, Shors & Roberts, P.C. regarding the legality of the shares being registered.

23.1  Consent of Ernst & Young LLP dated July 15, 1996.

23.2 Consent of Davis, Brown, Koehn, Shors & Roberts, P.C. (contained in opinion filed as Exhibit 5.1).

24.   Powers of Attorney (contained on signature pages hereto).

99.1 Iowa Farm Bureau Federation and Affiliated Companies 401(k) Savings Plan Financial Statements and Schedules for years ended December 31, 1995 and 1994.